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                          EXHIBIT (99)

The Credit Facility Agreement dated April 28, 1997 between the Dycom Industries, Inc. and Dresdner Bank Lateinamerika Aktiengesellschaft; Bank Leumi Trust Company of New York; and Republic National Bank of Miami, N.A. is hereby incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997. Similar agreements were executed by each subsidiary of Dycom Industries, Inc.

The Security Agreement dated April 28, 1997 between the Dycom Industries, Inc. and Dresdner Bank Lateinamerika Aktiengesellschaft; Bank Leumi Trust Company of New York; and Republic National Bank of Miami, N.A. is hereby incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997. Similar agreements were executed by each subsidiary of Dycom Industries, Inc.

The Guaranty Agreement dated April 28, 1997 between the Dycom Industries, Inc. and Dresdner Bank Lateinamerika Aktiengesellschaft; Bank Leumi Trust Company of New York; and Republic National Bank of Miami, N.A. is hereby incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997. Similar agreements were executed by each subsidiary of Dycom Industries, Inc.